Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information, each dated May 1, 2023, and each included in this Post-Effective Amendment No. 78 to the Registration Statement (Form N-1A, File No. 002-96461) of Deutsche DWS Variable Series I (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated February 13, 2023, with respect to the financial statements and financial highlights of DWS Core Equity VIP, DWS Capital Growth VIP, DWS Global Small Cap VIP, and DWS CROCI® International VIP (four of the funds constituting Deutsche DWS Variable Series I), which are included in the Annual Reports to Shareholders (Forms N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 24, 2023